Exhibit 99.1

Monotype Announces First Quarter 2013 Results

Company Reports Record Revenue and Profits

WOBURN, Mass.--(BUSINESS WIRE)--May 1, 2013--Monotype Imaging Holdings Inc. (Nasdaq: TYPE), a leading provider of typefaces, technology and expertise for creative applications and consumer devices, today announced financial results for the first quarter ended March 31, 2013.

First quarter 2013 highlights

  Revenue for the quarter was a record $42.0 million, a 22 percent increase year-over-year.
  Operating income was $13.8 million, or 33 percent of revenue.
  Non-GAAP net adjusted EBITDA was $18.6 million, or 44 percent of revenue.
  GAAP earnings per diluted share of $0.22 and non-GAAP earnings per diluted share of $0.30 increased 47 percent and 36 percent, respectively, year over year.

“Monotype had a strong first quarter, thanks to continued demand for our type solutions that deliver high-quality experiences in today’s multi-screen world,” said Doug Shaw, president and chief executive officer. “Record results in both our Creative Professional and OEM businesses were driven by strong e-commerce revenue, continued momentum in our Web font business, and robust sales of consumer electronics devices. Moving forward, we remain focused on providing customers with significant value in all phases of content creation, distribution and consumption.”

“Our first quarter was highlighted by record revenues and profits. We are delivering healthy profit and cash flow, even as we diversify our business, allowing us to invest for the future and fund additional return for our shareholders,” said Scott Landers, senior vice president and chief financial officer.

First quarter 2013 operating results

Revenue for the quarter was $42.0 million, up 22 percent compared to $34.3 million for the first quarter of 2012. OEM revenue was $26.7 million, increasing eight percent from the first quarter of 2012. Creative Professional revenue was $15.3 million, increasing 58 percent from the same period in 2012.

Net income was $8.6 million, compared to $5.7 million in the first quarter of 2012. Earnings per diluted share were $0.22, compared to $0.15 in the same period in 2012.

Non-GAAP net income, which excludes the amortization of intangible assets and stock-based compensation expense, net of taxes, was $11.6 million, compared to $8.1 million in the first quarter of 2012. Non-GAAP earnings per diluted share were $0.30, compared to $0.22 in the same period in 2012.

Non-GAAP net adjusted EBITDA was $18.6 million, or 44 percent of revenue, compared to $14.4 million or 42 percent of revenue in the first quarter of 2012.

A reconciliation of GAAP measures to non-GAAP measures for the three months ended March 31, 2013 and 2012 is provided in the financial tables that accompany this release.

Cash, cash flow and debt balances

Monotype had cash and cash equivalents of $43.0 million as of March 31, 2013, compared to $39.3 million as of Dec. 31, 2012, and $28.1 million as of March 31, 2012. The company generated $6.7 million of cash from operations in the first quarter of 2013.

Monotype’s outstanding debt was $12.3 million as of March 31, 2013, a decrease from $22.3 million as of Dec. 31, 2012, and $52.3 million as of March 31, 2012.

Quarterly dividend

Monotype’s most recent dividend payment of $0.06 per share was paid on April 19, 2013, to shareholders of record on April 1, 2013, and represented a 50 percent increase per share from the previous payment. The next dividend payment of $0.06 per share will be paid on July 19, 2013, to shareholders of record as of July 1, 2013.

Financial outlook

For the second quarter of 2013, Monotype expects revenue in the range of $40.5 million to $42.0 million. The company anticipates second quarter 2013 non-GAAP net adjusted EBITDA in the range of $16.5 million to $18.0 million, GAAP earnings per diluted share in the range of $0.18 to $0.21 and non-GAAP earnings per diluted share in the range of $0.27 to $0.30.

Monotype is reiterating its previously issued, full year 2013 guidance. The company expects revenue in the range of $165.0 million to $169.0 million. The company anticipates full year 2013 non-GAAP net adjusted EBITDA in the range of $69.5 million to $72.5 million, GAAP earnings per diluted share in the range of $0.81 to $0.86 and non-GAAP earnings per diluted share in the range of $1.13 to $1.18.

Conference call details

Monotype will host a conference call on Wednesday, May 1, 2013, at 8:30 a.m. EDT to discuss the company’s first quarter 2013 results and business outlook for 2013. Individuals who are interested in listening to the audio webcast should log on to the Investor Relations portion of the About Us section of Monotype’s website at www.monotype.com. The live call can also be accessed by dialing 877-941-9205 (domestic) or 480-629-9771 (international) using passcode 4612846. If individuals are unable to listen to the live call, the audio webcast will be archived in the Investor Relations portion of the company’s website for one year.

Non-GAAP financial measures

This press release contains non-GAAP financial measures under the rules of the U.S. Securities and Exchange Commission. This non-GAAP information supplements and is not intended to represent a measure of performance in accordance with disclosures required by generally accepted accounting principles. Non-GAAP financial measures are used internally to manage the business, such as in establishing an annual operating budget and in reporting to lenders. Non-GAAP financial measures are used by Monotype management in its operating and financial decision-making because management believes these measures reflect ongoing business in a manner that allows meaningful period-to-period comparisons. Accordingly, Monotype believes it is useful for investors and others to review both GAAP and non-GAAP measures in order to (a) understand and evaluate current operating performance and future prospects in the same manner as management does and (b) compare in a consistent manner the company’s current financial results with past financial results. The primary limitations associated with the use of non-GAAP financial measures are that these measures may not be directly comparable to the amounts reported by other companies and they do not include all items of income and expense that affect operations. Monotype management compensates for these limitations by considering the company’s financial results and outlook as determined in accordance with GAAP and by providing a detailed reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures in the tables attached to this press release.

Forward-looking statements

This press release may contain forward-looking statements including those related to future revenues and operating results, the growth of the company’s Creative Professional business and OEM business, the execution of the company’s growth strategy and anticipated business momentum that involve risks and uncertainties that could cause the company’s actual results to differ materially. Factors that might cause or contribute to such differences include, but are not limited to: risks associated with changes in the economic climate, including decreased demand for fonts or products that incorporate the company’s text imaging solutions; risks associated with the interruption of certain manufacturing chains as a result of natural disasters or political tensions; risks associated with changes in the financial markets, including the availability of credit; risks associated with increased competition, which may result in the company losing customers or force it to reduce prices; risks associated with the development and market acceptance of new products or product features; risks associated with the company’s ability to adapt its products to new markets and to anticipate and quickly respond to evolving technologies and customer requirements; and risks associated with the ownership and enforcement of the company’s intellectual property. Additional disclosure regarding these and other risks faced by the company is available in the company’s public filings with the Securities and Exchange Commission, including the risk factors included in the company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2013 and subsequent filings. The forward-looking financial information set forth in this press release reflects estimates based on information available at this time. These amounts could differ from actual reported amounts stated in the company’s Annual Report on Form 10-K for the year ended Dec. 31, 2012. While Monotype may elect to update forward-looking statements at some point in the future, the company specifically disclaims any obligation to do so, even if an estimate changes.

About Monotype

Monotype is a leading global provider of typefaces, technology and expertise that enable the best user experience and ensure brand integrity. Based in Woburn, Mass., Monotype provides customers worldwide with typeface solutions for a broad range of creative applications and consumer devices. The company’s libraries and e-commerce sites are home to many of the most widely used typefaces – including the Helvetica®, Frutiger® and Univers® families – as well as the next generation of type designs. Further information is available at www.monotype.com.

Monotype, Helvetica and Frutiger are trademarks of Monotype Imaging Inc. registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. Univers is a trademark of Monotype GmbH registered in the U.S. Patent and Trademark Office and may be registered in certain jurisdictions. All other trademarks are the property of their respective owners. ©2013 Monotype Imaging Holdings Inc. All rights reserved.

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited and in thousands)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$42,983	$39,340
Accounts receivable, net of allowance for doubtful accounts	8,507	6,996
Income tax refunds receivable	2,912	2,209
Deferred income taxes	2,218	2,218
Prepaid expenses and other current assets	2,808	2,454

Total current assets	59,428	53,217
Property and equipment, net	2,579	2,587
Goodwill	173,159	174,294
Intangible assets, net	83,675	86,736
Other assets	3,171	3,232

Total assets	$322,012	$320,066

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$813	$1,038
Accrued expenses and other current liabilities	14,985	17,319
Accrued income taxes	—	2,191
Deferred revenue	8,249	8,725
Current portion of long-term debt	12,321	10,000

Total current liabilities	36,368	39,273
Long-term debt, less current portion	—	12,321
Other long-term liabilities	584	613
Deferred income taxes	28,269	26,832
Reserve for income taxes, net of current portion	1,010	963
Accrued pension benefits	4,885	4,958
Stockholders’ equity:
Common stock	38	37
Additional paid-in capital	189,196	178,681
Treasury stock, at cost	(86)	(86)
Retained earnings	63,297	56,980
Accumulated other comprehensive income	(1,549)	(506)

Total stockholders’ equity	250,896	235,106
Total liabilities and stockholders’ equity	$322,012	$320,066

MONOTYPE IMAGING HOLDINGS INC. CONDENSED CONSOLIDATED STATEMENTS OF INCOME (Unaudited and in thousands, except share and per share data)

	Three Months Ended March 31,
	2013	2012
Revenue	$42,039	$34,349
Cost of revenue	6,009	3,658
Cost of revenue—amortization of acquired technology	1,138	795

Total cost of revenue	7,147	4,453

Gross profit	34,892	29,896
Operating expenses:
Marketing and selling	9,919	9,271
Research and development	4,972	4,344
General and administrative	4,705	4,927
Amortization of other intangible assets	1,490	1,221
Total operating expenses	21,086	19,763

Income from operations	13,806	10,133
Other (income) expense:
Interest expense	418	451
Interest income	—	(7)
Loss on foreign exchange	577	267
Loss on derivatives	—	126
Other	(36)	(11)

Total other expense	959	826

Income before provision for income taxes	12,847	9,307
Provision for income taxes	4,231	3,587
Net income	$8,616	$5,720
Net income available to common stockholders—basic	$8,478	$5,633
Net income available to common stockholders—diluted	$8,481	$5,636
Net income per common share:
Basic	$0.23	$0.16
Diluted	$0.22	$0.15
Weighted average number of shares:
Basic	37,102,507	36,282,428
Diluted	38,484,522	37,607,047

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

RECONCILIATION OF GAAP OPERATING INCOME TO NON-GAAP NET ADJUSTED EBITDA

	Three Months Ending March 31,
	2013	2012
Income from operations	$13,806	$10,133
Depreciation and amortization	2,997	2,333
Share based compensation	1,749	1,923

Net adjusted EBITDA	$18,552	$14,389

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME

	Three Months Ended March 31,
	2013	2012
GAAP net income	$8,616	$5,720
Amortization, net of tax	1,763	1,240
Share based compensation, net of tax	1,174	1,183

Non-GAAP net income	$11,553	$8,143

RECONCILIATION OF GAAP EARNINGS PER DILUTED SHARE TO NON-GAAP EARNINGS PER DILUTED SHARE

	Three Months Ended March 31,
	2013	2012
GAAP earnings per diluted share	$0.22	$0.15
Amortization, net of tax	0.05	0.04
Share based compensation, net of tax	0.03	0.03

Non-GAAP earnings per diluted share	$0.30	$0.22

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands)

OTHER INFORMATION
Share based compensation is comprised of the following:

	Three Months Ended March 31,
	2013	2012
Marketing and selling	$777	$831
Research and development	416	441
General and administrative	556	651

Total share based compensation	$1,749	$1,923

MARKET INFORMATION
The following table presents revenue for our two major markets:

	Three Months Ended March 31,
	2013	2012
Creative Professional	$15,332	$9,705
OEM	26,707	24,644

Total	$42,039	$34,349

MONOTYPE IMAGING HOLDINGS INC. OTHER INFORMATION (Unaudited and in thousands, except share and per share data)

RECONCILIATION OF FORECAST GAAP EARNINGS PER DILUTED SHARE TO FORECAST NON-GAAP EARNINGS PER DILUTED SHARE

	Low End of Guidance	High End of Guidance
	Q2 2013	Q2 2013
GAAP net income	$7,100	$8,100
Amortization, net of tax	1,800	1,800
Share-based compensation, net of tax	1,400	1,400

Non-GAAP net income	$10,300	$11,300

GAAP earnings per diluted share	$0.18	$0.21
Amortization, net of tax, per diluted share	0.05	0.05
Share-based compensation, net of tax, per diluted share	0.04	0.04

Non-GAAP earnings per diluted share	$0.27	$0.30

Weighted average diluted shares used to compute earnings per share	38,700,000	38,700,000

Assumes 35% effective tax rate.

	Low End of Guidance	High End of Guidance
	2013	2013
GAAP net income	$31,400	$33,400
Amortization, net of tax	7,000	7,000
Share-based compensation, net of tax	5,400	5,400

Non-GAAP net income	43,800	45,800

GAAP earnings per diluted share	$0.81	$0.86
Amortization, net of tax, per diluted share	0.18	0.18
Share-based compensation, net of tax, per diluted share	0.14	0.14

Non-GAAP earnings per diluted share	$1.13	$1.18

Weighted average diluted shares used to earnings per share	38,900,000	38,900,000

Assumes 35% effective tax rate.

MONOTYPE IMAGING HOLDINGS INC. RECONCILIATION OF FORECAST GAAP OPERATING INCOME TO FORECAST NON-GAAP NET ADJUSTED EBITDA (Unaudited and in thousands)

	Low End of Guidance	High End of Guidance
	Q2 2013	Q2 2013
GAAP operating income	$11,300	$12,800
Depreciation and amortization	3,000	3,000
Share-based compensation	2,200	2,200

Non-GAAP net adjusted EBITDA	$16,500	$18,000

	Low End of Guidance	High End of Guidance
	2013	2013
GAAP operating income	$48,900	$51,900
Depreciation and amortization	12,300	12,300
Share-based compensation	8,300	8,300

Non-GAAP net adjusted EBITDA	$69,500	$72,500

CONTACT:
Investor Relations
ICR
Staci Mortenson, 781-970-6120
ir@monotype.com